Exhibit 10.51

Contract of Agreed Payment Processing

No.: Beilun Documentation No. 026 of Year 2011

This Agreed Payment processing Contract (hereinafter referred to as the Contract) is made by and between Ningbo Keyuan Plastics Co., Ltd. (hereinafter referred to as Party A) (address: Qingzhi Industrial Park of Beilun, Ningbo, Zhejiang Province 315800. Tel: 86232932  Fax: _______________________Account-opening financial institution: Bank of China, Beilun Sub-branch ) with its registered business license number of 330200400023187 and authorized legal representative named Tao Chunfeng, and The Bank of China Co., Ltd. Ningbo Branch (hereinafter referred to as Party B)(address: No. 139 Yaohang Street, Haishu District, Ningbo, Zhejiang Province 315000 Tel: 0574-87196666-0330 Fax: 0574-87196666-0394) with authorized legal representative named Qian Jianzhong.

In accordance with the terms and conditions stipulated in the Cooperative Agreement regarding the Agreed Payment processing made by and between Party B and its financed payment agent bank, Bank of China Co., Ltd. Milan, Party A and Party B herby agree to sign the contract with the terms and conditions listed as follows:

Article I Definitions concerning the Agreement Payment Transactions

1.  The agreed payment processing under this Contract refers to that in line with the arrangements with the financed payment Agent bank, Party B and Party A sign the contract so that the financing payment Agent bank can provide short-term financing (hereinafter referred to as financing) to Party A for settling the payment of the imported goods by Party A via Party B, on the condition of which the financing payment Agent bank can make the foreign payment (hereinafter referred to as foreign payment) due from Party A to the parties under the directives of Party B.

2.  The payment settlement for the imports made by Party A mentioned in the first item of Article I include but not limited to: the import L/C, inward collection, outward remittance (including the advance payment, cash on delivery and payment under the service trade). All the foregoing import payment settlement shall be done in adherence to the international conventions and the agreements and contracts signed by and between Party A and B regarding the import payment transactions contained in this Article.

Article II   Claims and Debts under this Contract

1. Party A applies to Party B that Party B arranges the agreed payment transactions with the financed payment Agent bank.

2. Upon the request of Party A, Party B arranges for the agreed payment transactions with the financed payment Agent bank, which will provide financing to Party A according to the terms and conditions of the Contract and make the foreign payment under the directives of Party B. Party A acknowledges that the foregoing foreign payment constitutes the claims of the financing payment Agent bank over Party A under the Contract.

3. Party B exerts the rights of creditor under the contract in response to the instructions of the financed payment Agent bank.

4. In case that Party A fails to pay off the debts under the contract upon expiry, the financing payment Agent bank will transfer its claims to Party B and Party B will notify Party of such transfer of creditor’s rights, upon which Party B obtains the legal claims over the financing debt due from Party A.

Article III Preconditions of the Agreed Payment Financing

The agreed payment processing under financing initiatives as mentioned in this Contract should meet the following conditions:

1. The Contract has taken effect;

2. Party A keeps and signs the corporate documents, bills and notes, seals and signatures, the name list of people concerned and copies of their signatures for Party B with the relevant certificates filled out properly.

3. Party A opens the account that is necessary to accomplish the transactions under this Contract as required by Party B.

4. Party A arranges for all the required legal and administrative review and approval procedures for the business and submits the required duplicates or copies in line with the originals needed for the application and approval formalities.

5. Party A and Party B have signed the Credit-Granting Degree Agreement or General Agreement of Credit Granting concerning how much credit can be granted from Party B to Party A or the guarantee contract delivered by Party A has taken effect.

6. Other conditions that should be met by Party A as considered necessary by Party B.

Article IV Business Application and Acceptance

1. When Party A applies for the detailed agreed payment processing under financing initiatives to Party A, it shall deliver Application for the Agreed Payment processing trade by trade to Party B. The Application files shall be filled out by both parties upon consultation and discussion. After Party B seal them with official seal or transaction exclusive seal, the files can constitutes a separate agreement, constituting an integral part of the Contract.

2. Party B shall arrange for the agreed payment transaction under the financing initiatives of the due payment for Party A upon the application of Party A. In case that Party B cannot make the foregoing arrangement, and therefore cannot accept the application of Party A, Party B shall notify Party A of the situation before the end of the following working date upon receiving Party A’s application.

Article V Other Rights and Obligations of the Contracted Parties

In line with the stipulations of the Cooperative Agreement of Financed Payment between Party B and the financing payment Agent bank or upon the transfer of claims over Party A by the financing payment Agent bank to Party B, Party B, as the creditor, enjoys the rights of disposing the full set of documents/goods related to the agreed payment processing under financing initiatives or other guaranteed rights and interests and property rights and interests stipulated in the applicable laws and regulations. Where the disposing rights of the full set of documents and documents related to the agreed payment processing under financing initiatives belong to Party A in line with the applicable laws or the opinions of the people’s court or arbitration organization with jurisdiction, Party A agrees to transfer such rights to Party B unconditionally to the maximum degree within the scope of the applicable laws and accepts Party B’s actions or inactions regarding the full set of documents/goods. Where the disposing rights of the full set of documents and documents related to the agreed payment processing under financing initiatives belong to Party B or the financing payment Agent bank in line with the applicable laws or the opinions of the people’s court or arbitration organization with jurisdiction, Party B or the financing payment Agent bank will act as the creditor or direct the creditor to reserve such rights till Party A pay off the principal and interests of the financing payment provided by the financing payment Agent bank and the relevant fees due to the Agent bank.

The financing payment application submitted by Party A to Party B related to the documents/ goods owned by Party A which shall be paid off with the sales income and the relevant arrangements are done upon the request of the commissioner of Party B, including but not limited to the preservation of relevant documents, the storage of goods under the foregoing documents arranged on behalf of Party A, other matters regarding the preservation, transportation, processing, sales and insurance, keeping the sales payment or depositing them to the account designated by Party B. When Party A sells the goods to any third party, it shall declare its identification as clarified in this Paragraph.

All the fees and expenses arising from preserving the goods by Party A (including but not limited to the insurance premium, storage, transportation and dock fees) shall be borne by Party A. Party A acknowledges to cover all the potential risks according to the marketable prices of the goods and list the insured as Party B in the original of policy before submitting the policy original to Party B for preservation. In case the covered goods suffer from losses, Party B is endowed with the rights of lodging losses directly against the insurance company.

Without the previous consent of Party B, Party A shall not postpone the payment or dispose the goods by means of non-currency or at a price lower the marketable prices. Party A shall not take the goods as the mortgage or pledge them with others. Nor shall it leave the goods bounded by any constraints of lien. Upon the request of Party B, Party A shall brief the details regarding the bookkeeping records, the sales income or the stipulations of sales contract for the goods to Party B. Party B has the rights to access the actual status of the goods in the warehouse or repossess such goods at any time.

Article VI   Withholding Tax or Operational Tax of the Financed Payment Agent bank in China

With regard to the withholding tax or operational tax of the financed payment agent bank in China arising from the Contract, Party B shall declare and pay them on behalf of the financed payment agent bank to the Tax Authorities of China.

Article VII    Representations and commitment of Party A

(1) Party A hereby represents as follows:

1. Party A was established through legal procedures with registration and exists legally, having the complete capacity for civil rights and abilities as required to sign and honor the Contract.

2. Signing and honoring the contract is out of the true will of Party A, which has obtained the legal and effective corporate authorization according to the stipulations of the Articles of Association or other internal control documents without violating any agreements, contracts or other legal documents having binding force of Party A. Party A have obtained and accomplished or will obtain and accomplish all the approval, permission, documentation and registration as required for the signing and implementation of the Contract.

3. All the documents, certificates and vouchers provided by Party A to Party B under the Contract are valid, intact, accurate and effective.

4. All the transaction background provided by Party A to Party B is valid and legal without being used for illegal purposes such as money laundry. All the documents provided by Party A to Party A upon the request of Party B shall not be interpreted as that Party A is obliged to shoulder the obligations and responsibilities of reviewing the validity and authenticity of the foregoing documents.

5.  Party A does not hide any events that might influence or compromise the financial situation and abilities of honoring contract of Party A and its guarantor.

(2) Party A hereby makes the commitment as follows:

1.  Providing the sales of goods under the import contract in a timely manner as requested by Party B.

2. Where Party A has signed or plans to sign the counter-guarantee agreement or similar agreement regarding the guarantee obligations with the guarantor of the Contract, such agreement shall not jeopardize any rights of Party B under the Contract.

3. In the event that the goods under the import contract suffer from severe sales difficulties, or situations that might influence or compromise the financial situation and abilities of honoring contract of Party A arise, including but not limited to the division, merger, joint operation, the joint venture, cooperation with foreign companies, subcontracted operation, reshuffle, institutional reform, and the planned public listing among other forms of alteration, the reduction of registered capital, the major asset of share transfer, the assumption of great debt, or the set-up of new guarantee over the guaranteed items, the appropriation of the guarantee items, the dissolution, cancelation and forced or voluntary application for bankruptcy, involvement in major litigation or arbitration cases, Party A shall notify Party B of the details in time.

4. As for other matters that are not agreed in the Contract, Party A agrees to observe the international conventions and the relevant agreements with Party B.

Article VIII Internal Interrelated Parties in the Group Where Party A is and the Disclosure of Interrelated Party’s Transactions

The agreements between the captioned parties in this Article apply to the first item of the Article.

1. Party A does not fall into the range of the Group’s clients as determined by Party B according to the Credit-granting Business Risk Administration Guidance (hereinafter referred to as the Guidance) for the Commercial Bank Group.

2. Party A belongs to the category of the group client as determined by Party B according to the Guidance. Party A shall report to Party B according to the stipulations of Article 17 in the Guidance regarding the interrelated transactions covering over 10 percent of the net asset (including the symbolic financial transactions without detailed amounts), including but not limited to the interrelated parties’ relations, transaction projects, transaction nature, transaction amount or the corresponding proportion, the pricing policies and so on.

Article IX  Events of Default

Under one of the following circumstances, the infringement of the Contract by Party A is constituted against Party B.

1. Party A fails to honor the obligations of paying off the payment or debt to the financed payment agent Bank according to the stipulations of the Contract.

2. Party A makes invalid representations in the Contract or breaks the commitment made under the Contract.

3. The circumstances described in the third sub-item of Item 2 in Article VII in the Contract arise, which Party B believes might influence or compromise the financial situation and abilities of honoring contract of Party A and its guarantor, and Party A does not provide new or replace the guarantor according to the stipulations of the Contract.

4. Party A terminates business or is subject to the events of dissolution, cancelation or bankruptcy.

5. Violates other agreements concerning the rights and obligations of the contracted parties.

6. Other events of default occur under other contracts made by and between Party A and Party B.

7. Guarantor breaks the stipulations of the guarantee contract or has other events of default under other contracts made by and between Party A and Party B.

Where the foregoing events of default occur, Party B shall act upon the directions of the financed payment agent bank or act as the creditor after the financed payment agent bank transfer its claims over Party A to Party B, and shall be endowed to take (one of) the following measures:

1. Requesting Party A and/or the guarantor to remedy the behaviors of infringement within the deadlines.

2. Reducing, even terminating or canceling, completely or partially, the credit granted to Party A.

3. Terminating or canceling, completely or partially, the transaction of business under the contract and other contracts made and between Party A and Party B. For the loans not granted or other financing for trade purposes to be handled, the granting or the corresponding transactions shall be terminated or cancelled, completely or partially.

4. Declaring that the unpaid loans or the financing items for trade purposes (principals and interests) are due, totally or partially under the Contract or other contracts made by and between Party A and Party B.

5. Terminating or canceling the Contract, terminating or canceling other contracts made by and between Party A and Party B, totally or partially.

6. Requesting that Party A make compensation for the losses to Party B arising from the default.

7. Deducting the deposits of Party A at the Party B to pay off all or partial debt of Party B owed to Party A under the Contract. The outstanding payment in the account can be deemed as overdue prematurely. Where the currency of the account is different from that of the business transaction, the applicable foreign exchange rate to Party B can be used to calculate the actual amount.

8. Exerting the security rights.

9. Requesting the guarantor to shoulder the responsibility of guarantee.

10. Other measures as deemed necessary or possible by Party B.

Article X Reservation of Rights

In case that one party fails to implement the rights and shoulder the obligations under the Contract, partially or totally, or fails to request the other party to honor the rights and shoulder the obligations under the contract, partially or totally, it does not constitute the waiver of the party concerned regarding such rights or the immunity of obligations.

The tolerance, extension or the postponement of one party concerning the other party’s rights under the Contract, do not compromise any rights as stipulated in the Contract or any applicable laws, rules and regulations. It shall not deem it a waiver of rights, either.

Article XI Alteration, Modification and Cancelation

Upon discussion and negotiation between the two parties, they can make the alteration or modification in written form. Any forms of alteration or modification of the contract constitutes an integral part of the Contract.

Unless otherwise stipulated in the applicable laws, regulations or agreements made between the contracted parties, all the rights and obligations of the contracted parties under the Contract are terminated upon their completion of implementation.

Unless otherwise stipulated in the applicable laws, regulations or agreements made between the contracted parties, the ineffectiveness of some or one of the terms and conditions does not influence the legal validity of other terms and conditions.

Article XII Governance and Dispute Resolutions

The Contract is governed by the applicable laws of the People’s Republic of China.

Upon the effectuation of the Contract, all the disputes arising from the entrance and implementation of the Contract can be resolved through mutual consultation and negotiation. In case that consultation and negotiation fails, either Party can adopt the second way listed as follows to resolve the disputes.

1.  File a lawsuit to the people’s Court of where Party B is located or other branches of Bank of China Co., Ltd. which implements the rights and honors the obligations of the Contract according to the applicable laws.

2. File a law suit to the People’s Court which has the jurisdiction.

3. Submit to the Arbitration Committee for disputes resolution.

During the period of resolving the disputes, in case the disputes do not influence the implementation of other terms and conditions of the Contract, those other terms and conditions should be implemented as scheduled.

Article XIII Miscellaneous

1. Without the previous written consent of Party B, Party A shall not transfer any rights or obligations under the Contract to any third party.

2. In case that Party B shall arrange the other branch of Bank of China Co., Ltd. to honor obligations and enjoy the rights of the financed payment agent bank as requested by the transactions and Party A agrees to and recognizes such arrangements by Party B, the foregoing branches of Bank of China Co., Ltd. shall assume the transaction of agreed payment according to the Contract and thus be endowed to implement all the rights under the Contract or Party B can act on its behalf to implement al the rights under the Contract. The branch of Bank of China or Party B (as the circumstances might be) is eligible to file law suit to the people’s court or submit the case to the arbitration when disputes arise. Where Party A fails to pay off the due debt, Party A shall transfer the claim of debt to Party B and notify the latter of the transfer, upon which Party B obtains the legal claims of debt over Party A’s under the Contract.

3. Under the condition that no other terms and conditions are influenced under the Contract, the Contract has binding force over the heirs or heiresses arising naturally or other transferees.

4. Unless stipulated otherwise, both Parties designate the address as listed in the beginning of the Contract as the correspondence address and acknowledge that it will notify the other party in written form of the changing address in time, as the case might be.

5. All the headlines and name of business are just to provide convenience of designation and shall not be used as the interpretation of the rights and obligations of the contracted parties.

6. In case that Party B fails to honor the Contract or the agreed terms of the contract due to the changing applicable laws, regulations, the requirements of the governing authorities, Party B is eligible to terminate the changed agreements or the single terms under the Contract as requested by the changing applicable laws, regulations, the requirements of the governing authorities. With regard to the termination or alteration of the agreement due to the foregoing reasons, which cause Party B’s failure of honoring the Contract, Party B shall not assume the responsibility of infringement as stipulated in Article IX of the Contract.

Article XIV Terms of Entry into Force Conditions

The Contract takes effect since the signing date by the authorized legal representatives of Party A and Party B with the official seals. The later date of signing and official seal stamping shall prevail in case they are not the same.

This Contract is made in three original copies with both parties holding to one duplicate, each of which has the same legal validity.

Party A: Ningbo Keyuan Plastics Co., Ltd. (Official Seal)

Signature of the legal representative: Tao Chunfeng

Date:     (Month)    (Date),   (Year)

Party B: Bank of China Co., Ltd., Ningbo Branch (Official Seal)

Signature of the legal representative: Qian Jianzhong

Date:     (Month)    (Date),   (Year)

Application for Agreed Payment Transaction

No.: Documentation 0630 (Zi) 031 of Year 2011

To Whom It May Concern in Bank of China Co., Ltd., Ningbo Branch

As requested by the business, according to the Contract of Agreed Payment Processing (hereinafter referred to as the Contract) with a No. of Beilun Documentation No. 026 of Year 2011, we apply for the agreed payment processing with the Bank. With regard to the rights and obligations arising from the agreed payment processing, the foregoing Contract and its stipulations and the agreement made in the Application shall be observed. When the application is accepted by the Bank, it will become an integral part of the foregoing Contract.

The Application and the abovementioned contract are the separate agreements made by our Company and the Bank under［］ the Credit-Granting Degree Agreement or ［］General Agreement of Credit Granting with a number of _____________(This is an optional article. If it is not ticked at all, it shall be deemed as not applicable).

Article 1  Contents of Transactions

[ ] Under the L/C business item:

No. of L/C: LC 92A 1DEKJ003    Issuing Bank: DBS Bank LTD Singapore

Order Number: 553-15-17250609  Amount of the Order: RMB 124, 094, 157.42

[ ] Under the Collection Business:

Collection Number:  _____________________       Issuing Bank: _____________________

Amount of bills: _____________________

[ ] Under the Outward Remittance (Cash on Delivery) item:

TT Number: ___________________________ Payee: _______________

Amount: _______________________

Article 2 Financed Payment Agent Bank and the Payment Date

Under the business as described in Article 1, the Company applies for the financing business for trading purposes with Bank of China Co., Ltd. Milan Branch (hereinafter referred to as the financed payment agent bank) which shall pay off the financed payment to our foreign client directly on the date of June 30, 2011.

Article 3  Currency and Amount of Payment under Financing Initiatives

Financed Payment Currency: RMB

Financed amount: (In words): say RMB one hundred and twenty-four million and ninety-four thousand and one hundred and fifty-seven point forty-two Yuan only

(in figures): RMB 124, 094, 157.42Yuan.

Article 4 Financing Period

The financing period is 369 days.

☑  with no grace period

[ ]  with a grace period of ___day(s), commencing from the date of payment made by the financed payment agent bank and calculated on a consecutive basis.

In case the sales payment are collected before the expiry of financing period, the Bank is endowed to take the collection completing date as the expiry date of the financing period in line with the directives of the financed payment agent bank. Our company acknowledges that all the collectables received of the goods under the import contract will be used on a preferable basis to pay off the financing item provided by the financed payment agent bank to our company.

Article 5  Financing interest and calculation and settlement of interests (Comment: select and fill in the blanks according to the actual situation. Delete or draw a single line in the middle at the blocks preceding the inapplicable articles.)

1. Interest Rate:

(1) financing in RMB: fixed interest rate: annual interest rate of 3.1 percent.

(2) financing in foreign currency.

A. fixed interest rate: annual interest rate of ______ percent.

B. counted according to the loan interest for the ________ (currency) of _____years with a floating period of ________months implemented by Bank of China Co., Ltd. on the financing date.

C. annual interest rate (%) obtained on the preceding date of financing from the Routers at 9:00 a.m. (Beijing Time) and calculated according to the LIBOR/HIBOR of the latest____ months plus __ basic points.

2. Calculation of interests

Interests are calculated from the date of foreign payment in line with the actually paid amount and the days.

Formula for calculating interests: interests=principle ×actual days× daily interest rate.

The daily interest rate has a calculation basis of 360 days with a conversion formula:

Daily interest rate= annual interest rate/360

3. Interest settlement means:

The third means of the following is taken as the means of interest settlement.

(1) settled on a quarterly basis with the 20th day of the ending month selected as the settlement day and the 21rd day as the payment date.

(2)settled on a monthly basis with the 20th day as the settlement date and the 21rd day as the payment date.

(3) principal and interest paid off on the expiry date.

(4) interest collected in advance and settled upon expiry.

In case that the settlement date of the last-period principal for the financed payment is not the same as payment date, then the settlement date of the last-period principal for the financed payment is the payment date, on which our Company shall pay off all the interests.

4. Penalty Interest

(1) Where our Company fails to pay off the due payment, the overdue part shall charge interests according to the interest rate of the penalty interest rate until the settlement date of the overdue principal and interest.

(2) In case that our Company fails to pay off the interest and the penalty interest, according to the penalty interest rate stipulated in the Article the compound interest shall be charged according to [ ]monthly rate or [ ]quarterly rate.

A. The penalty interest adopts the floating interest with a floating period of __month(s)or _year(s). Since the overdue date, the floating interest will be repositioned. The repositioning date shall be the corresponding date of the overdue date in the current month. In case there is no corresponding date, the last day of the current month shall be the repositioning date.

B. The penalty interest rate for the overdue payment should be the fundamental interest level as designated in Item C of this Article plus 20 percent.

C. During the initial floating period, the fundamental interest rate is the financing interest rate agreed in the first time of the Article. Upon the expiry of the first floating period, the following floating period has a fundamental interest rate decided upon in the following means.

[ ] Financing in RMB, the fundamental interest rate shall be the benchmark interest rate of the same range implemented by the People’s Bank of China on the repositioning date with a [ ]upper floating/[ ]lower floating rate of ________percent(ticking one option).

[ ] Financing in foreign currency

[ ] the fundamental interest rate should be that of the loan of ___-year period with the same floating period implemented by the People’s Bank of China on the repositioning date.

[ ]the fundamental interest rate should be obtained on the preceding date of financing from the Routers at 9:00 a.m. (Beijing Time) and calculated according to the LIBOR/HIBOR of the latest __months plus __ basic points.

Article 6 Guarantee (Remarks: select and fill in the blanks according to the actual situation. Delete the blocks preceding the inapplicable articles)

1. The guarantee means for the debt under the Application are:

[ ] The Application belongs to the major contract under [ ] the Highest Amount Guarantee Contract/[ ] the Highest Amount Mortgage Contract/[ ] the Highest Amount Pledge Contract signed by our Company and your Company with a number of _________.

[ ] The Application belongs to the major contract under [ ] the Highest Amount Guarantee Contract/[ ] the Highest Amount Mortgage Contract/[ ] the Highest Amount Pledge Contract signed by our Company and your Company with a number of _________. In addition, _________ is to provide _______guarantee. … and sign the corresponding guarantee contract. Where the security deposit is provided for the pledge, then the second item of the Article shall be observed. Among them, the guarantee contract of ___________________ has the corresponding debt amount fall out of the major debt range as stipulated in the foregoing Highest Amount Guarantee Contract, and the rest debt all within the range of the major debt.

[ ] _______guarantee is provided by ___________ with the corresponding guarantee contract signed. Where the security deposit is provided for the pledge, then the second item of the Article shall be observed.

[ ] Other means of guarantee means with details listed here: _for returning the funds under the _Application for Agreed Payment Transaction with No.: Documentation 0630 (Zi) 031 of Year 2011;

2.  Security deposit pledge is provided according to the foregoing item, the following stipulations shall be observed:

[ ] When the pledger is a third party, the Bank and the pledger shall sign a separate security deposit pledge contract;

[ ] The application belongs to the major contract under the General Agreement of Security deposit Pledge signed by the Company and the Bank with a number of Documentation Lun G2-05-01 (Zi) No. 014 of Year 2010. According to the Agreement, the corresponding Security deposit Pledge Confirmation Letter shall be submitted, otherwise, the following agreement can be adopted.

1) the security deposit amount is (currency): RMB with an amount (in words) say _one hundred and twenty-four million and _one hundred and forty-one thousand only, in figures RMB 124, 141, 000.00;

2) The Company pays the foregoing security deposit by one of the following means:

[ ] Within one working day from the effectuation date of the Application, the security deposit should be transferred to the security deposit account of our Company opened at the Bank. (Account number: 35036118417001).

[ ] Authorize the Bank to transfer the security deposit from the RMB account of our Company opened at the Bank (with the account number of ____________)/foreign currency account (with the account number of ____________) to the security deposit account of our Company opened at the Bank ( with the account number of ____________).

[ ] The guarantee obligations for our Company’s security deposit with the transaction number of LC92A10Ekj003 in the Bank has been confirmed as dissolved by your Company. We hereby authorize the Bank to transfer the security deposit from the account with the number of _________ to our security deposit account opened at the Bank (with the account number of 31-036118417001).

[ ] Other means________________

3) In case that the guarantee obligations above security deposit have been dissolved, the Bank can return the security deposit in one of the following means:

[ ] return it to our Company’s account in __________ (with the account number of _________________).

[ ] return the security deposit according to the deposit route.

[ ] return the security deposit under the written directive of the Company.

[ ] Other means ____________________________

3. In case that our Company or guarantor cause the events that might compromise the abilities of honoring the Contract or that the Guarantee Contract turns invalid, is canceled or dissolved, or that the financial situation of our Company or the guarantor becomes severe or that the Company or the guarantor gets involved in major litigation or arbitration case or has the ability of honoring contracts compromised due to other reasons, or the guarantee infringes the guarantee contract of other contracts between the Bank and the guarantor, or that the guaranteed items are depreciated, destroyed, demolished or sealed up, the Bank reserves the rights to ask and our company is obliged to providing new guarantee, replace the guarantor or taking other means to guarantee the debt under the Application.

Article7 Fees

1. The fees for the financed payment under the captioned transaction are calculated according to the annual rate of _____percent and our Company assumes them.

2. The telegraph fees under the transaction for the financed payment are borne

[ ]By our company.

[ ]By the payees.

3. Please deduct the interest and fees from the RMB account of the Company at the Bank (with the account number of 810735036108091001) (or the foreign currency account with the account number of _________________).

Applicant: Ningbo Keyuan Plastics Co., Ltd.(Official Seal of Ningbo Keyuan Plastics Co., Ltd.)

Authorized representative: Tao Chunfeng  (Signature)

Date: (Date, month), 2011

Bank’s Opinions: agreed

Authorized representative: _QianJianzhong_ (with the official Seal of Bank of China Co., Ltd.)

Date:  (Date, month), 2011

Security deposit Pledge Confirmation Letter

Number:

To Whom It May Concern at the Beilun Sub-branch, Bank of China Co., Ltd.

According to the General Agreement of Security deposit Pledge with the number of Documentation Lun G2-05-01(Zi) 014 of Year 2010, the Company hereby confirms the following items:

I. The major contract and principal debt corresponding to the security deposit under the confirmation letter

The security deposit under the confirmation letter is corresponded to the debt occurring under the Application for the Agreed Payment Transaction with the number of Documentation No. 0630(Zi) 031 of Year 2011.

The guaranteed debt amount is

RMB (currency)

_______________________________(in Chinese capital characters)

RMB 124, 094, 157.42 (in figure)

If L/C is opened, the debt covered by the security deposit confirmed in the Letter shall also include the allowed premium, i.e.

____________________(currency)

____________________(in capital Chinese characters)

____________________(in figure)

II. The Guaranteed Specific Transaction and Its Scope

Transaction No. LC 92A 10EKJ003/AB92A11EKJ003

Specific business and scope: Agreed Payment Transaction (in RMB)

III. Security deposit Amount

RMB (currency)

_______________________________(in Chinese capital characters)

RMB 124, 141, 000.00 (in figure)

IV Payment of Security Deposit (Comment: select and fill in the blanks according to the actual situation. Delete the blocks preceding the inapplicable articles)

Our Company pays the security deposit according to one of the following means:

[ ] Within one working day from the effectuation date of the Contract, the security deposit can be transferred to the security deposit account of our Company opened at the Bank (with the account number of 35036118417001).

[ ] Authorize the Bank to transfer the security deposit from the RMB account of our Company opened at the Bank (with the account number of ____________)/foreign currency account (with the account number of ____________) to the security deposit account of our Company opened at the Bank ( with the account number of ____________).

[ ] The guarantee obligations for our Company’s security deposit with the transaction number of LC92A10Ekj003 in the Bank has been confirmed as dissolved by your Company. We hereby authorize the Bank to transfer the security deposit from the account with the number of 35036108402001 to our security deposit account opened at the Bank (with the account number of 35036118417001).

[ ] Other means of payment __________________________.

V. Return of Security Deposit (Comment: select and fill in the blanks according to the actual situation. Delete the blocks preceding the inapplicable articles)

Since the guarantee obligations above security deposit have been dissolved, the Bank can return the security deposit in one of the following means:

[ ] return it to our Company’s account in __________ (with the account number of _________________).

[ ] return the security deposit according to the deposit route.

[ ] return the security deposit under the written directive of the Company.

[ ] Other means _to return the _ under the Application for Agreed Payment Transaction with the number of Documentation No. 0630 (Zi) 031 of Year 2011.

VI Relations with the General Agreement of Security Deposit Pledge

The Confirmation letter constitutes one of the integral parts of the General Agreement of Security Deposit Pledge. Other matters not covered should be bounded by the stipulations of the Agreement.

Applicant: _Ningbo Keyuan Plastic Co., Ltd. (official Seal of Ningbo Keyuan Plastic Co., Ltd.)_

Authorized representative: Tao Chunfeng (signature)

Date: June 29, 2011

Bank’s Opinions

Authorized representative: Qian Jianzhong(with the official Seal of Bank of China Co., Ltd.)

Date: June 29, 2011